UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2014

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On December 19, 2014, Orexigen Therapeutics, Inc. (the “Company or “Orexigen”) announced that the Committee for Medicinal Products For Human Use (“CHMP”) of the European Medicines Agency has adopted a positive opinion recommending the granting of a centralized marketing authorization (“CMA”) for Mysimba™ (naltrexone HCI / bupropion HCI prolonged release), as an adjunct to a reduced-calorie diet and increased physical activity, for the management of weight in adult patients (≥18 years) with an initial Body Mass Index of ≥ 30 kg/m2 (obese), or ≥ 27 kg/m2 to < 30 kg/m2 (overweight) in the presence of one or more weight-related co-morbidities (e.g., type 2 diabetes, dyslipidaemia, or controlled hypertension). The CHMP is responsible for scientific assessment of medicinal products seeking centralized marketing authorization throughout the European Union (“EU”) and the European Economic Area. The CHMP’s positive opinion is now referred to the European Commission (the “Commission”) for a binding decision to be adopted to grant a CMA for Mysimba. A positive decision will allow Mysimba to be placed on the market in all 28 EU member states, and Iceland, Liechtenstein and Norway. Orexigen currently expects the Commission to issue the binding decision on a CMA for Mysimba in early 2015.

* * *

Orexigen cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “should,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the issuance of the Commission’s binding decision on the CMA in early 2015. Inclusion of forward-looking statements should not be regarded as a representation by either company that any of its plans will be achieved. Actual results may differ materially from those expressed or implied in this release due to the risk and uncertainties inherent in the business, including, without limitation: competition in the global obesity market, particularly from existing therapies; the ability to obtain and maintain intellectual property protection for Contrave and Mysimba; additional analysis of the interim results of the LIGHT study or new data from the continuing LIGHT study and the additional cardiovascular outcomes trial, including safety-related data, may produce negative or inconclusive results; the therapeutic and commercial value of Contrave and Mysimba; and other risks described in Orexigen’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen does not undertake any obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission November 10, 2014 and its other reports, which are available from the SEC’s website (www.sec.gov) and on Orexigen’s website (www.orexigen.com) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: December 19, 2014	By:	/s/ Joseph P. Hagan
Name: Joseph P. Hagan
Title: Chief Business Officer